Exhibit 10.1

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                                  PLAN DOCUMENT

                                       FOR

                       NATIONAL SEMICONDUCTOR CORPORATION
                          EXECUTIVE PHYSICAL EXAM PLAN











                            EFFECTIVE JANUARY 1, 2003

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                                  PLAN DOCUMENT
                                       FOR
                       NATIONAL SEMICONDUCTOR CORPORATION
                          EXECUTIVE PHYSICAL EXAM PLAN



     National Semiconductor Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), does hereby implement the Executive Physical Exam Plan (the "Plan") for the benefit of eligible Executives of the Company on the terms and conditions described hereinafter.

     WHEREAS, the Company desires to amend and restate such plan effective January 1, 2003.

     NOW, THEREFORE, this Plan is hereby established to read as follows:

                                    ARTICLE I
                    EFFECTIVE DATE, PURPOSE AND LEGAL EFFECT
                    ----------------------------------------

     Section 1.1. Effective Date of the Plan. The effective date of the Plan is January 1, 2003.

     Section 1.2. Purpose. The purpose of this Plan is to provide Physical Exam services to eligible Executives of the Company.

     Section 1.3. Legal Effect. The terms and conditions of this Plan as stated herein shall amend and supersede prospectively and in their entirety the terms and conditions of any similar plan previously maintained by the Company. All benefits provided prior to the effective date of this Plan shall be made in accordance with the plan then in effect and maintained by the Company.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

     Except as otherwise provided in this Plan, the definitions used in the Agreements, which are expressly incorporated herein by reference, shall have the same meaning wherever used in this Plan, unless the context clearly indicates otherwise.

     Section 2.1. Agreement shall mean any contract or agreement entered into between the Company and a Service Provider relating to the provisions of services under the Plan to eligible Executives.

     Section 2.2. Code shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     Section 2.3. Company shall mean the National Semiconductor Corporation.

     Section 2.4. ERISA shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

     Section 2.5. Executive shall mean any employee of the Company who is a member of the executive staff of the Company's chief executive officer.

     Section 2.6. Physical Exam shall mean a medical examination performed by a physician licensed to perform such examinations to determine the general physical health of the Executive. It shall also mean the tests ordered by the physician required to evaluate the general physical health of the Executive. The physician shall provide services as part of a program designed and managed by the Service Provider.

     Section 2.7. Plan shall mean the National Semiconductor Corporation Executive Physical Exam Plan.

     Section 2.8. Plan Administrator shall mean the person(s) responsible for the functions and management of the Plan, within the meaning of ERISA 3(16)A. The Plan Administrator shall be the Director of Benefits for National Semiconductor Corporation.

     Section 2.9. Plan Year shall mean the twelve-month period ending on December 31 of each year.

     Section 2.10. Service Provider shall mean the entity or entities chosen by the Company to provide services to Executives of the Company for Physical Exams.

     Section 2.11. Gender and Number. The masculine gender shall be deemed to include the feminine and the singular shall include the plural, unless otherwise clearly required by the context

                                   ARTICLE III
                                  CONTRIBUTIONS
                                  -------------

     Section 3.1. Contributions. Executives may be required to pay for a portion of the cost of services available under the Plan. The Company shall determine the required contributions and communicate this information to affected individuals prior to the beginning of each Plan Year. The level of Executive contributions may be determined by the services that the Executive chooses to use.

     Section 3.2. Taxation of Employer Contributions. The Physical Exam services provided under the Plan are designed to qualify as a "self-insured medical reimbursement plan" under Section 105 of the Code. Under this Code provision, any portion of costs paid by the Company will not be considered taxable income to the Executive. There are services provided by the Plan for Physical Exams that may not qualify under Section 105. The Company portion of costs for these services will be considered taxable income to the Executive. While the Company will provide the Executive with general tax information regarding the Plan, the Executive has the final responsibility for the correct payment of associated taxes.

                                   ARTICLE IV
                            PARTICIPATION IN THE PLAN
                            -------------------------

     Section 4.1. Eligibility to Participate. The terms and conditions related to Executive eligibility to participate and continued participation in the Plan shall be governed by the Company and communicated to Executives. The eligibility to participate is described in the definition of Executive shown in Section 2.5 of this Plan Document.

     Section 4.2. Continuation of Coverage. If a qualifying event, within the meaning of Code Section 4980B, occurs with respect to a covered Executive, the Company (or its designee) shall give such individual(s) the opportunity to continue coverage, as is required by Code Section 4980B and Title VI of ERISA.

                                    ARTICLE V
                                  PLAN SERVICES
                                  -------------

     Section 5.1. Services. The terms and conditions governing services that are available to Executives under the Plan shall be described in the applicable Plan Summary that is maintained as Exhibit A of this Plan Document.

                                   ARTICLE VI
           ALLOCATION OF FIDUCIARY RESPONSIBILITIES AND ADMINISTRATION
           -----------------------------------------------------------

     Section 6.1. Allocation of Fiduciary Responsibilities. The responsibilities allocated to the named fiduciaries are as follows:
     (a)  The Company shall have the sole authority: (1) to amend the Plan,

          (2)  to appoint and remove Plan Administrator,

          (3) to determine the amount to be contributed to the Plan each year by the Company, and

          (4)  to terminate the Plan.

     (b)  The Service Provider shall have the sole authority:

          (1) to interpret the provisions of the Agreement applicable to the Plan and to determine the rights of the Executives under this Agreement, and

          (2)  to administer the Agreement in accordance with their terms.

     (c)  The Plan Administrator shall have the sole authority:

          (1)  to appoint and remove the Service Provider,

          (2) to interpret the provisions of the Plan and to determine the rights of Executives under the Plan, and

          (3) to administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to the Service Provider or another named fiduciary or other person or persons as provided in the Plan.

     (d) Notwithstanding any other provision of this Article VI to the contrary, with respect to benefit coverage provided under an Agreement, the Service Provider, in lieu of the Plan Administrator shall make all determinations with respect to the rights of an Executive for benefits provided under an Agreement.

     (e) Fiduciary Discretion. Plan fiduciaries are empowered to exercise exclusive and absolute discretion with respect to matters for which they are responsible, including the interpretation of the terms of the Plan. Such discretionary determinations, including those regarding Plan terms and eligibility, shall be final and conclusive and shall bind all Executives and the Company.

     The Plan Administrator shall have all authority and responsibility for the administration and interpretation of the Plan. For purposes of ERISA, the Plan Administrator shall be the "administrator" of the Plan and its "named fiduciary" with respect to matters for which it is responsible, provided that the Company shall have the sole authority to amend or terminate the Plan.

     The Plan Administrator may from time to time allocate or delegate to any subcommittee or Service Administrator such duties relative to the administration and interpretation of the Plan as it deems necessary or appropriate, including matters involving the exercise of discretion.

     To the maximum extent permitted by ERISA, every action and determination of the Plan Administrator in accordance with this Article shall be final and binding upon each eligible Executive. The Plan Administrator shall not be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.

     Section 6.2. Specific Responsibilities and Authority of the Plan Administrator. In furtherance of, and not by way of limitation on, the responsibilities and authority conferred on the Plan Administrator in Section
6.1 hereof, the Plan Administrator shall administer the Plan in accordance with its terms and provisions and shall have the following specific responsibilities and authorities:

     (a) to appoint, remove or substitute the Service Provider and to enter into, amend, suspend or terminate the Plan,

     (b) to construe and interpret the Plan and determine all questions arising in its operation, provided that the Service Provider shall determine on behalf of the Plan Administrator, in accordance with the Plan and generally accepted claims administration procedures and practices, the initial qualification of claims submitted for benefits hereunder,

     (c) to make such amendments in the Plan as it deems necessary or appropriate in order to enable the Plan to comply with ERISA and any other applicable legal requirements,

     (d) to prepare, distribute and maintain all documents, records or data as may be necessary or appropriate for the reporting, disclosure and recordkeeping requirements contained in ERISA, as well as such other records or data as may be necessary or appropriate for the proper administration of the Plan, provided that the Service Provider shall promptly furnish and certify to the Plan Administrator such information as it shall require in order to satisfy the reporting and disclosure provisions of ERISA or to otherwise perform its respective duties hereunder and to fully and faithfully perform all other duties assigned to it under the Plan.

     (e) to employ such independent consulting actuary, certified public accountants, legal counsel and other persons as may be required by ERISA or as it shall otherwise deem necessary or appropriate in connection with the administration and operation of the Plan,

     (f) to adopt such rules and procedures as the Plan Administrator deems necessary or appropriate in order to fulfill its responsibilities with respect to the Plan, provided that such rules and procedures are uniformly and consistently applied to persons in similar circumstances,

     (g) to hold regular meetings designed to ensure the discharge of its responsibilities hereunder and to maintain an accurate written record of all such meetings,

     (h) to furnish the Company with reports, including subjects reported upon to it by the Service Provider, and

     (i) to take all other actions not expressly enumerated herein necessary for effective administration of the Plan.

     Section 6.3. Rules of Procedure. The Plan Administrator shall establish its own rules of procedure and the time and place of its meetings.

     Section 6.4. Expenses. Except as otherwise provided in the Plan, all expenses and charges incurred in the administration and operation of the Plan, including fees and expenses which the Plan Administrator agrees to pay the Service Provider or other agents or professionals employed or retained pursuant hereto, shall be paid out of the assets of the Company. No compensation shall be paid by the Plan to the Plan Administrator if employed by the Company, but said persons may be reimbursed for their reasonable expenses incurred in carrying out their duties, responsibilities and authority hereunder. No bond shall be required of the Plan Administrator, except as otherwise required by law.

     Section 6.5. Notices. Any notice, application, instruction, designation or other form of communication required to be given or submitted by any Executive or other interested person shall be in such form as is prescribed from time to time by the Plan Administrator, sent by first class mail or delivered in person to the Plan Administrator. Any notice, statement, report or other communication from the Company or the Plan Administrator to any Executive or other interested person required or permitted by the Plan shall be deemed to have been duly delivered when given to such person or mailed by first class mail to such person at his address last appearing on the records of the Company. Each person entitled to receive services under the Plan shall file in accordance herewith his complete mailing address and each change therein. If the Plan Administrator shall be in doubt as to whether services are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Plan Administrator, notify such person that all future payments will be withheld until such person submits to the Plan Administrator his proper mailing address and such other information as the Plan Administrator may reasonably request.

     Section 6.6. Agent for Service of Legal Process. The agent for the service of legal process under the Plan shall be the Plan Administrator or its designated representative.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION
                            -------------------------

     Section 7.1. Right to Amend or Terminate. The Company shall have the right at any time to amend, terminate, partially terminate, or modify the Plan, retroactively or otherwise. No such change shall impair the right of an Executive to services under the Plan to which such Executive became entitled prior to such amendment, termination, partial termination, or modification.

     Section 7.2. Effect of Termination. Upon complete or partial termination of the Plan, the Plan Administrator shall provide for the services to each Executive with respect to those services available on the date of termination.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

     Section 8.1. In General. Any and all rights accruing to any Executive under the Plan shall be subject to all terms and conditions of the Plan. The adoption and maintenance of the Plan shall not constitute a contract between the Company and an Executive or be a consideration for, or an inducement or condition of, employment of any Executive. Neither participation nor anything contained in the Plan shall give any Executive the right to be retained in the employ of the Company, nor shall it interfere with the right of the Company to discharge any Executive at any time.

     Section 8.2. Filing of Information. Each eligible Executive or other interested person shall file with the Plan Administrator such pertinent information concerning himself as the Plan Administrator may specify, including proof or continued proof of eligibility, and in such manner and form as the Plan Administrator may specify or provide, and such person shall not have rights or be entitled to any services hereunder unless such information is filed by him or on his behalf.

     Section 8.3. No Waiver or Estoppel. No term, condition or provision of the Plan shall be deemed to have been waived, and there shall be no estoppel against the enforcement of any provision of the Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     Section 8.4. Limitation on Actions. No action at law or in equity shall be instituted to recover under the Plan prior to the expiration of ninety (90) days after a claim for benefits has been filed in accordance with the requirements of the Plan; nor shall any such action be instituted at any time unless instituted within three (3) years after the date the expenses which are the subject of or are otherwise involved in such action are incurred or are alleged to have been incurred; provided, that any limitation on actions regarding benefits shall be as provided in the Plan.

     Section 8.5. Plan Funding. The Plan shall be unfunded with respect to the services provided.

     Section 8.6. Construction. Except to the extent preempted by ERISA, the Plan shall be construed according to the laws of the State of California, and all provisions hereof shall be administered according to the laws of said state.

     Section 8.7. Headings. All article and section headings herein have been inserted for convenience only and shall not affect the meaning of the language contained herein.

     Section 8.8. No Guarantee of Tax Consequences. Neither the Plan Administrator nor the Company makes any commitment or guarantee that any amounts paid by the Company on behalf of an Executive shall be excludable from the Executive's gross income for federal or state income tax purposes, or that any other federal or state tax treatment shall apply to or be available to any Executive. It shall be the obligation of each Executive to determine whether such payment under the Plan is excludable from the Executive's gross income for federal or state income tax purposes, and to notify the Company if the Executive has reason to believe that any such payment is not so excludable.

     Section 8.9. Severability of Provisions. If any provision of this Plan is determined to be invalid or unenforceable, that provision shall be severable from the other provisions of the Plan.

     Section 8.10. Additional Standards Under ERISA Section 609. Notwithstanding any other provision of the Plan to the contrary, in all instances the Plan shall be operated in accordance with the requirements of Section 609 of ERISA and
Section 1908 of the Social Security Act.

                                    EXHIBIT A



              Executive Physical Exam Plan - Tempus Clinic Program
                                Summary for 2003


The Comprehensive Physical Exam includes the following:

     -    Extensive BerkeleyHeartLab blood testing
     -    Body Imaging
     -    Infectious Disease Screening
     -    Biometric Analysis
     -    2 hours spent with Tempus physician to review results

Total cost for the above exam is $6,300 per participant. National will contribute up to $5,000 towards the total cost.